Ex. 99.2
VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2006	2005

OPERATING REVENUES:
Gas utility	$572.7	$516.7
Electric utility	105.2	94.7
Energy services and other	96.6	65.8
Total operating revenues	774.5	677.2

OPERATING EXPENSES:
Cost of gas sold	429.0	370.9
Fuel for electric generation	34.9	26.9
Purchased electric energy	3.2	2.3
Cost of energy services and other	78.4	51.6
Other operating	72.8	71.1
Depreciation and amortization	41.6	37.1
Taxes other than income taxes	23.1	22.1
Total operating expenses	683.0	582.0

OPERATING INCOME	91.5	95.2

OTHER INCOME:
Equity in earnings of unconsolidated affiliates	13.7	6.4
Other - net	2.1	2.4
Total other income	15.8	8.8

INTEREST EXPENSE	23.8	20.1

INCOME BEFORE INCOME TAXES	83.5	83.9

INCOME TAXES	25.9	27.8

NET INCOME	$57.6	$56.1

AVERAGE COMMON SHARES OUTSTANDING	75.7	75.6
DILUTED COMMON SHARES OUTSTANDING	76.1	76.1

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.76	$0.74

DILUTED	$0.76	$0.74

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions)
(Unaudited)

	Three Months
	Ended March 31,
	2006	2005

OPERATING REVENUES:
Gas utility	$572.7	$516.7
Electric utility	105.2	94.7
Other	0.4	0.2
Total operating revenues	678.3	611.6

OPERATING EXPENSES:
Cost of gas sold	429.0	370.9
Fuel for electric generation	34.9	26.9
Purchased electric energy	3.2	2.3
Other operating	61.6	61.6
Depreciation and amortization	37.1	33.4
Taxes other than income taxes	22.8	21.8
Total operating expenses	588.6	516.9

OPERATING INCOME	89.7	94.7

OTHER INCOME - NET	0.9	2.2

INTEREST EXPENSE	20.0	16.9

INCOME BEFORE INCOME TAXES	70.6	80.0

INCOME TAXES	27.2	31.9

NET INCOME	$43.4	$48.1

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)
	March 31,	December 31,
	2006	2005
ASSETS
Current Assets
Cash & cash equivalents	$9.6	$20.4
Accounts receivable - less reserves of $3.9 &
$2.8, respectively	218.5	197.8
Accrued unbilled revenues	124.1	240.6
Inventories	81.9	144.6
Recoverable fuel & natural gas costs	2.2	15.4
Prepayments & other current assets	70.5	106.4
Total current assets	506.8	725.2
Utility Plant
Original cost	3,668.1	3,632.0
Less: accumulated depreciation & amortization	1,399.4	1,380.1
Net utility plant	2,268.7	2,251.9
Investments in unconsolidated affiliates	215.7	214.7
Other investments	110.1	111.6
Non-utility property - net	240.9	240.3
Goodwill - net	207.1	207.1
Regulatory assets	93.9	89.9
Other assets	26.8	27.4
TOTAL ASSETS	$3,670.0	$3,868.1
LIABILITIlES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$77.6	$159.0
Accounts payable to affiliated companies	70.1	162.3
Refundable fuel & natural gas costs	16.2	7.6
Accrued liabilities	213.8	156.6
Short-term borrowings	162.8	299.9
Current maturities of long-term debt	0.4	0.4
Long-term debt subject to tender	-	53.7
Total current liabilities	540.9	839.5
Long-term Debt - Net of Current Maturities &
Debt Subject to Tender	1,251.7	1,198.0
Deferred Income Taxes & Other Liabilities
Deferred income taxes	230.9	227.3
Regulatory liabilities	281.0	272.9
Deferred credits & other liabilities	189.6	186.7
Total deferred credits & other liabilities	701.5	686.9
Minority Interest in Subsidiary	0.4	0.4
Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
76.2 and 76.0 shares, respectively	524.3	528.1
Retained earnings	663.2	628.8
Accumulated other comprehensive loss	(12.0)	(13.6)
Total common shareholders' equity	1,175.5	1,143.3
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$3,670.0	$3,868.1

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)
	Three Months
	Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57.6	$56.1
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	41.6	37.1
Deferred income taxes & investment tax credits	2.1	(0.2)
Equity in earnings of unconsolidated affiliates	(13.7)	(6.4)
Provision for uncollectible accounts	4.7	5.6
Expense portion of pension & postretirement periodic benefit cost	2.7	3.2
Other non-cash charges - net	0.8	(3.1)
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenue	91.9	30.2
Inventories	58.9	21.1
Recoverable fuel & natural gas costs	21.8	35.4
Prepayments & other current assets	30.9	94.7
Accounts payable, including to affiliated companies	(170.5)	(103.7)
Accrued liabilities	54.4	59.0
Unconsolidated affiliate dividends	23.9	1.3
Changes in noncurrent assets	(1.4)	2.5
Changes in noncurrent liabilities	1.0	(1.8)
Net cash flows from operating activities	206.7	231.0
CASH FLOWS FROM FINANCING ACTIVITIES:
Requirements for:
Dividends on common stock	(23.1)	(22.5)
Retirement of long-term debt, including premiums paid	-	(0.1)
Redemption of preferred stock of subsidiary	-	(0.1)
Net change in short-term borrowings	(137.1)	(177.1)
Other financing activities
Net cash flows from financing activities	(160.2)	(199.8)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Unconsolidated affiliate distributions	-	0.1
Notes receivable & other collections	0.7	0.5
Requirements for:
Capital expenditures, excluding AFUDC equity	(54.1)	(27.7)
Unconsolidated affiliate investments	(3.6)	(2.7)
Notes receivable & other investments	(0.3)	-
Net cash flows from investing activities	(57.3)	(29.8)
Net decrease in cash & cash equivalents	(10.8)	1.4
Cash & cash equivalents at beginning of period	20.4	9.6
Cash & cash equivalents at end of period	$9.6	$11.0

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2006	2005

REPORTED EARNINGS:
Utility Group	$43.4	$48.1

Non-utility Group
Energy Marketing and Services	12.9	7.1
Mining Operations	1.8	1.3
Energy Infrastructure Services	(1.2)	(2.1)
Other Businesses	-	(0.5)
Total Non-utility Operations	13.5	5.8

Corporate and Other	-	(0.9)

Sub-Total Operations	56.9	53.0

Synfuels-related	0.7	3.1

Vectren Consolidated	$57.6	$56.1

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31,
	2006	2005

GAS OPERATING REVENUES (Millions):

Residential	$384.6	$348.5
Commercial	162.1	146.6
Industrial	22.1	19.0
Miscellaneous Revenue	3.9	2.6
	$572.7	$516.7

GAS MARGIN (Millions):

Residential	$92.9	$94.8
Commercial	31.8	32.9
Industrial	14.9	15.6
Miscellaneous	4.1	2.5
	$143.7	$145.8

GAS SOLD & TRANSPORTED (MMDth):

Residential	31.7	38.4
Commercial	13.6	16.6
Industrial	25.5	26.8
	70.8	81.8

AVERAGE GAS CUSTOMERS

Residential	906,047	900,419
Commercial	84,466	84,303
Industrial	1,656	1,576
	992,169	986,298

YTD WEATHER AS A PERCENT OF NORMAL:

Heating Degree Days	84%	93%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2006	2005

ELECTRIC OPERATING REVENUES (Millions):
Residential	$30.2	$28.4
Commercial	21.9	20.3
Industrial	30.3	26.0
Municipals	5.6	5.6
Miscellaneous Revenue	2.9	0.9
Total Retail	90.9	81.2
Net Wholesale Revenues	14.3	13.5
	$105.2	$94.7

ELECTRIC MARGIN (Millions):
Residential	$22.5	$22.1
Commercial	15.4	15.0
Industrial	16.6	15.3
Municipals	2.7	3.3
Miscellaneous	2.8	0.8
Total Retail	60.0	56.5
Net Wholesale Margin	7.1	9.0
	$67.1	$65.5

ELECTRICITY SOLD (GWh):
Residential	355.4	362.3
Commercial	301.6	303.6
Industrial	637.9	618.9
Municipals	145.3	149.6
Miscellaneous Sales	5.2	4.8
Total Retail	1,445.4	1,439.2
Wholesale	462.6	1,064.0
	1,908.0	2,503.2

AVERAGE ELECTRIC CUSTOMERS
Residential	120,918	119,833
Commercial	18,733	18,627
Industrial	107	106
All Others	51	55
	139,809	138,621

YTD WEATHER AS A PERCENT OF NORMAL:
Cooling Degree Days	N/A	N/A
Heating Degree Days	84%	93%